                                                                     EXHIBIT 11

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS




                                                                  Year Ended December 31
                                        -----------------------------------------------------------------------
                                                 1996                    1995                     1994
                                        --------------------     --------------------     ---------------------
                                                      Fully                    Fully                   Fully
                                        Primary      Diluted      Primary     Diluted     Primary     Diluted
                                        -------      -------      -------     -------     -------     -------
                                                          (In thousands, except per share)
Net Income                                 8,995       8,995        10,417     10,417        3,383      3,383
                                         =======     =======     =========    =======      =======    =======

Average Shares
    Common                                 7,579       7,579         7,430      7,430        7,420      7,420
    Common equivalents                       501         651           289        502           26         14
                                         -------     -------     ---------    -------      -------    -------
         Total                             8,080       8,230         7,719      7,932        7,446      7,434
                                         =======     =======     =========    =======      =======    =======

Earnings per common
    and common
    equivalent share                     $  1.11     $  1.09     $    1.35    $  1.31      $  0.45    $  0.46
                                         =======     =======     =========    =======      =======    =======


  Common share equivalents assume exercise of stock options and warrants, if dilutive.